[LETTERHEAD OF K2 INC.]

[K2 LOGO]

EXHIBIT 99.1

NEWS RELEASE

Contacts:	Dudley W. Mendenhall
K2 Inc.
Sr. Vice President–Finance
760.494.1000

Chad A. Jacobs/James Palczynski–Investor Relations
Mike Fox/John Flanagan–Media Relations
Integrated Corporate Relations
203.222.9013

K2 EXTENDS EXCHANGE OFFER FOR SHARES OF FOTOBALL USA BECAUSE OF EXECUTIVE ORDER

CARLSBAD, Calif.—(BUSINESS WIRE)—Jan. 5, 2004—K2 Inc. (NYSE: KTO) and Fotoball USA, Inc. (NASDAQ: FUSA) jointly announced today that, pursuant to their previously announced merger agreement with Fotoball USA, K2 has extended for an additional day, an exchange offer for all of the outstanding shares of Fotoball USA common stock. As a result of the extension, the offer will now expire at midnight, New York City time, on Friday, January 9, 2004, unless the offer is extended. The exchange offer is being extended solely because of an Executive Order by President Bush, which declared December 26, 2003 to be a federal holiday. Pursuant to the rules and regulations of the Securities and Exchange Commission, federal holidays are not considered business days and the exchange offer must be open for an additional business day through January 9, 2004.

K2 has filed a registration statement with the SEC on December 10, 2003, as amended today, including a prospectus, and other related documents in connection with the exchange offer. Stockholders of Fotoball USA may obtain information and copies of these documents, as supplemented or amended from time to time, free of charge, upon written or oral communication to K2’s information agent, Morrow & Co. (Banks and Brokerage Firms, please call (800) 654-2468; Stockholders, please call (800) 607-0088; all others please call collect (212) 754-8000; the address is 445 Park Avenue, 5th Floor, New York, New York 10022; and the e-mail address is fusa.info@morrowco.com.).

About K2 Inc.

K2 Inc. is a premier, branded consumer products company with a primary focus on sporting goods and other recreational products as well as certain niche industrial products. K2’s portfolio of leading brands includes Rawlings, Worth, Shakespeare, Pflueger, Stearns, K2, Ride, Olin, Morrow, Tubbs and Atlas. K2’s diversified mix of products is used primarily in team and individual sports activities such as baseball, softball, fishing, watersports activities, alpine skiing, snowboarding, in-line skating, snowshoeing and mountain biking. Among K2’s other recreational products are Dana Design backpacks, Planet Earth apparel, Adio and Hawk skateboard shoes, and Rawlings team sports. K2 also manufacturers and markets Shakespeare extruded fishing lines and monofilaments, and marine antennas and marine accessories.

About Fotoball USA

Fotoball is a premier sports and entertainment marketer and manufacturer. Fotoball’s products and services are sold into distinct markets by four separate sales groups: Fotoball Sports, which services national and regional retailers; Fotoball Entertainment Marketing, which services entertainment destinations such as theme parks, resorts and casinos; Fotoball Sports Team, which supports the retail needs of professional franchises across the nation; and Marketing Headquarters, the promotional group developing custom programs for Fortune 500 companies. Fotoball currently holds licenses with Major League Baseball, the National Football League, the National Basketball Association, the National Hockey League, more than 100 NCAA colleges, Warner Bros. “Scooby Doo”, Marvel’s “Spider-Man”, “Incredible Hulk” and “X-Men”, MGA Entertainment’s “Bratz “ and Nickelodeon’s “Blue’s Clues.”

FORWARD LOOKING STATEMENTS:

This news release includes forward-looking statements. K2 and Fotoball USA caution that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the companies’ ability to complete the merger and successfully integrate the two companies, global economic conditions, product demand, financial market performance and other risks described in each company’s annual report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date hereof and K2 and Fotoball USA disclaim any intent or obligation to update such statements.

ADDITIONAL INFORMATION:

A registration statement relating to the K2 common stock being offered was filed with the SEC on December 10, 2003 and amended today, but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. K2 also filed today with the SEC a Schedule TO with respect to the exchange offer. Fotoball USA also filed on December 10, 2003 and amended today with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer may only be made pursuant to the Prospectus and the accompanying Letter of Transmittal. Fotoball USA stockholders are urged to carefully read these documents and the other documents relating to the exchange offer because these documents contain important information relating to the offer. You may obtain a free copy of these documents, and other annual, quarterly and special reports, proxy statements and other information filed with the SEC by K2 or Fotoball USA, at the SEC’s website at http:www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding K2’s or Fotoball USA’s business which are not historical facts are “forward-

looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.